Exhibit 23.1

INDEPENDENT ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Current Report of Willis Lease Finance Corporation on Form 8-K/A (Amendment No. 1) of our report dated April 30, 2013 with respect to our audit of the consolidated financial statements of JT Power, LLC as of December 31, 2012 and for the year ended December 31, 2012.

/s/ Marcum LLP

Marcum LLP
West Palm Beach, FL
January 14, 2014